EXHIBIT 23.2


The Board of Directors
Wintrust Financial Corporation:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 of Wintrust Financial Corporation relating to the registration of 1,092,500 shares of its common stock, without par value.

                                  /s/ KPMG LLP


Chicago, Illinois
June 12, 2001